                                [EXECUTION COPY]

                                SECOND AMENDMENT
                                 TO SHORT TERM
                           REVOLVING CREDIT AGREEMENT


     This SECOND AMENDMENT TO SHORT TERM REVOLVING CREDIT AGREEMENT, dated as of February 4, 1993 (this "Amendatory Agreement"), among HANDY & HARMAN, a New York corporation (the "Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A. and CHEMICAL BANK, as the co-agents (collectively referred to herein as the "Co-Agents") and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent"),

                            W I T N E S S E T H :


     WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Short Term Revolving Credit Agreement, dated as of March 16, 1992 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

     WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I
                                  DEFINITIONS

     SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Administrative Agent" is defined in the preamble.

     "Amendatory Agreement" is defined in the preamble.

     "Borrower" is defined in the preamble.

     "Co-Agents" is defined in the preamble.

     "Credit Agreement" is defined in the second recital.

     "Existing Credit Agreement" is defined in the first recital.





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     "Second Amendment Effective Date" is defined in Subpart 3.1.

     "Lenders" is defined in the preamble.


     SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                    PART II
                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1 through 2.3; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1. Amendment to Article I. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definition in such
Section in the appropriate alphabetical sequence:

     "Second Amendment" means the Second Amendment, dated as of February 4, 1993, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

     SUBPART 2.2. Amendment to Article II. Article II of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 through 2.2.2.

     SUBPART 2.2.1. Section 2.6.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 2.6.1. Request for Extension of Loan Commitment Termination Dates and Maturity of Loans. Any term or provision of this Agreement to the contrary notwithstanding, not later than 45 days nor more than 60 days before each anniversary of the Effective Date (if the Revolving Loan Commitment then remains in effect), the Borrower may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each Lender and the Swing Line Lender extend for an additional 364 day period (such period to commence on the day immediately following the then Stated Maturity Date) the Loan Commitment Termination Date relating to such Lender's Revolving Loan Commitment (which shall also be deemed to be a request that the Swing Line Lender extend for such period





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     the Swing Line Loan Commitment); provided, that the Loan Commitment
     Termination Date shall not be extended beyond the Commitment Termination Date (as such term is defined in the Long Term Credit Agreement). The failure of the Borrower to request such an extension hereunder shall automatically terminate the Borrower's rights to request additional such extensions."

     SUBPART 2.2.2. Clause (b) of Section 2.6.2 of the Existing Credit Agreement is hereby amended by deleting the number "20" each time it appears in such clause, and inserting the number "30" in place thereof.

     SUBPART 2.3. Amendment to Article VII. Clause (a) of Section 7.2.4 of the Existing Credit Agreement is hereby amended by deleting the last two lines contained in such clause, and substituting the following under the column headings "Period" and "Adjusted Consolidated Tangible Net Worth", respectively:

     "10/01/94 through 12/31/94           130,000,000
     01/01/95 and thereafter              130,000,000 plus 25%  of
                                          the Borrower's Net Income
                                          for the immediately
                                          preceding Fiscal Year;"

                                    PART III
                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Second Amendment Effective Date. This Amendatory Agreement shall become effective on the date (the "Second Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower, the Required Lenders and the Swing Line Loan Lender.

     SUBPART 3.1.1. Legal Details, etc.   All documents executed or submitted
pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.





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                                    PART IV
                                 MISCELLANEOUS

     SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

     SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

     SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.5. Costs and Expenses. The Borrower agrees to pay all costs and expenses incurred by the Administrative Agent (including fees and out-of-pocket expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendatory Agreement and the other agreements entered into in connection herewith.

     SUBPART 4.6. Representations, No Default, etc. As of the Second Amendment Effective Date, the Borrower hereby represents and warrants that

          (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement,

               (i) no litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect





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               (ii)   no development has occurred in any litigation,
          arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which may reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

                (c)  no Default has occurred and is continuing.

     SUBPART 4.7. Limited Waiver, etc. No amendment, waiver or approval by any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

     SUBPART 4.8. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                 HANDY & HARMAN


                                 By /s/ Stephen B. Mudd
                                    ----------------------------
                                    Title: Vice President and Treasurer


                                 THE BANK OF NOVIA SCOTIA,
                                 in its capacity as Administrative
                                 Agent, Co-Agent and Lender


                                 By /s/ Stephen Lockart
                                    -----------------------
                                    Title: Vice President





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                                 THE CHASE MANHATTAN BANK, N.A.,
                                    in its capacity as
                                      Co-Agent and Lender


                                 By /s/ Edward J. McNulty
                                    -----------------------
                                    Title: Managing Director


                                 CHEMICAL BANK, in its capacity
                                    as Co-Agent and Lender


                                 By /s/ Raymond G. Dunning
                                    -----------------------
                                    Title: Vice President


                                 THE BANK OF NEW YORK


                                 By /s/ Ken Sneider
                                    -----------------------
                                    Title: Vice President


                                 LTCB TRUST COMPANY


                                 By /s/ Fumi Kamoshia
                                    -----------------------
                                    Title: Senior Vice President


                                 THE BANK OF TOKYO TRUST COMPANY


                                 By /s/ Jeffrey Millar
                                    -----------------------
                                    Title: Vice President


                                 NBD BANK, N.A.


                                 By /s/ Anna R. Hoffman
                                    -----------------------
                                    Title: Vice President





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                                 WESTPAC BANKING CORPORATION


                                 By /s/ Joan F. Clarke
                                    ----------------------------
                                    Title: Vice President


                                 SHAWMUT BANK, CONNECTICUT


                                 By /s/ John Raleigh
                                    -----------------------
                                    Title: Vice President


                                 THE FUJI BANK LTD.


                                 By /s/ Takashi Nagao
                                    -----------------------
                                    Title: Vice President and Manager



                                 GIROCREDIT BANK, FKA
                                 GIROZENTRALE UND BANK DER
                                 OSTERREICHISCHEN SPARKASSEN AG"


                                 By /s/ Dhuane G. Stephens
                                    -----------------------
                                    Title: Vice President


                                 By /s/ Lalit Malhorta
                                    -----------------------
                                    Title: Senior Vice President


                                 IBJ SCHRODER BANK & TRUST COMPANY


                                 By /s/ David G. Goodall
                                    -----------------------
                                    Title: Assistant Vice President





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